UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2019

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

On February 12, 2019, Regional Management Corp. (the “Company”) issued a press release announcing financial results for the three and twelve months ended December 31, 2018. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On February 12, 2019, the Company will host a conference call to discuss financial results for the three and twelve months ended December 31, 2018. A copy of the presentation to be used during the conference call is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

All information in the press release and the presentation is furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation Matters

On February 6, 2019, following consultation with its independent compensation consultant, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company approved certain compensation arrangements with respect to the Company’s executive officers, as described below.

Base Salaries

The Committee set the base salaries of the Company’s executive officers for fiscal 2019 as follows: Peter R. Knitzer, President and Chief Executive Officer: $600,000; John D. Schachtel, Executive Vice President and Chief Operating Officer: $400,000; Donald E. Thomas, Executive Vice President and Chief Financial Officer: $400,000; Daniel J. Taggart, Executive Vice President and Chief Credit Risk Officer: $375,000; and Brian J. Fisher, Senior Vice President, General Counsel, and Secretary: $335,000.

Grant of Option Awards, Performance-Contingent Restricted Stock Unit Awards, Cash-Settled Performance Unit Awards, and Restricted Stock Awards

The Committee granted the following awards to certain of the Company’s executive officers under the Regional Management Corp. 2015 Long-Term Incentive Plan (As Amended and Restated Effective April 27, 2017) (the “2015 Plan”): (i) nonqualified stock options, (ii) performance-contingent restricted stock units (“RSUs”), (iii) cash-settled performance units (“performance units”), and (iv) restricted stock, in each case subject to the terms of the 2015 Plan and the applicable award agreement.

The executive officers, other than Mr. Thomas, were each granted a nonqualified stock option, subject to a Nonqualified Stock Option Agreement (the “NQSO Agreement”), to purchase such number of shares of the Company’s common stock as may be determined by dividing the value of the grant (as described below) by the fair value of each option share (calculated on or as close in time as practicable to the grant date in accordance with GAAP and the Black-Scholes option model) as follows: Mr. Knitzer: $525,000; Mr. Schachtel: $150,000; Mr. Taggart: $190,625; and Mr. Fisher: $133,750. The option price of each option is equal to the fair market value of the Company’s common stock on the grant date, and each option has a 10-year term, with one-third of the shares subject to each option vesting on each of December 31, 2019, December 31, 2020, and December 31, 2021, subject to the executive’s continued employment from the grant date through the respective vesting date or as otherwise provided in the NQSO Agreement, the form of which was previously filed with the Securities and Exchange Commission (the “SEC”).

The executive officers, other than Mr. Thomas, were each granted RSUs with the target number of units calculated by dividing the value of the grant by the closing price of the Company’s common stock on the grant date, based upon grants of the following values: Mr. Knitzer: $525,000; Mr. Schachtel: $150,000; Mr. Taggart:

$140,625; and Mr. Fisher: $83,750. The actual number of RSUs, if any, that may be earned may range from 0% to 150% of the target number of units and will be based on achievement of (i) the Company’s compound annual growth rate of net income compared to the compound annual growth rate of net income for the Company’s peer group and (ii) each such executive’s and the Company’s overall performance, in each case over the performance period, January 1, 2019 through December 31, 2021, and the continued employment of each such executive through December 31, 2021, or as otherwise provided in the Performance-Contingent Restricted Stock Unit Award Agreement, the form of which was previously filed with the SEC.

The executive officers, other than Mr. Thomas, were each granted the following number of performance units with a target value of $1.00 per performance unit: Mr. Knitzer: 525,000; Mr. Schachtel: 150,000; Mr. Taggart: 140,625; and Mr. Fisher: 83,750. The actual value of the performance units, if any, that may be earned may range from 0% to 150% of the target value and will be based on achievement of (i) the Company’s compound annual growth rate of earnings per share compared to the compound annual growth rate of earnings per share for the Company’s peer group and (ii) each such executive’s and the Company’s overall performance, in each case over the performance period, January 1, 2019 through December 31, 2021, and the continued employment of each such executive through December 31, 2021, or as otherwise provided in the Cash-Settled Performance Unit Award Agreement, the form of which was previously filed with the SEC.

The executive officers, other than Mr. Thomas, were each granted restricted stock, subject to a Restricted Stock Award Agreement (“RSA Agreement”), with the number of shares calculated by dividing the value of the grant by the closing price of the Company’s common stock on the grant date, based upon grants of the following values: Mr. Knitzer: $525,000; Mr. Schachtel: $150,000; Mr. Taggart: $190,625; and Mr. Fisher: $133,750. One-third of the shares subject to each award shall vest on each of December 31, 2019, December 31, 2020, and December 31, 2021, subject to the executive’s continued employment from the grant date through the respective vesting date or as otherwise provided in the RSA Agreement, the form of which was previously filed with the SEC.

Departure of the Company’s Chief Financial Officer

On February 12, 2019, Donald E. Thomas, the Executive Vice President and Chief Financial Officer of the Company, notified the Company of his intent to voluntarily terminate his employment with the Company (the “Termination”), with the effective date of such termination of employment (the “Termination Date”) to be determined in good faith by Mr. Thomas and the Company following the completion of an orderly transition of duties and responsibilities from Mr. Thomas to a new Chief Financial Officer to be identified by the Company. The Company is conducting an external search for its next Chief Financial Officer and has retained an executive search firm to assist in the process.

Following approval by the Committee, Mr. Thomas and the Company entered into a letter agreement (the “Letter Agreement”), dated February 12, 2019 (the “Effective Date”), setting forth the terms of Mr. Thomas’ Termination. Pursuant to the Letter Agreement, the Employment Agreement entered into between the Company and Mr. Thomas as of August 30, 2017 (the “Employment Agreement”) was amended, among other items, to provide that the compensation terms found in the Letter Agreement generally supersede those found in the Employment Agreement. The Letter Agreement provides that Mr. Thomas will continue to serve as the Company’s Executive Vice President and Chief Financial Officer until the Termination Date; however, the Company may modify his title, duties, and/or responsibilities to facilitate the hiring of and transition to a new Chief Financial Officer. In the Letter Agreement, Mr. Thomas acknowledges that his election to voluntarily terminate his employment with the Company, and the subsequent transition of his title, duties, and responsibilities to a new Chief Financial Officer, will not result in the payment of any severance amount by the Company to Mr. Thomas pursuant to the terms of the Employment Agreement. The date of the completion of the Chief Financial Officer transition (the “Completion Date”) will be determined in the discretion of the Committee.

During the period between the Effective Date and the Termination Date (the “Transition Period”), Mr. Thomas will be paid an annualized base salary of $400,000 (pro-rated for any partial year), which is subject to increase (but not decrease) by the Company. He will also generally continue to participate in those Company benefit plans and arrangements in which he is currently eligible to participate. Mr. Thomas is eligible to receive a pro-rated annual cash incentive bonus for 2019 (the “2019 Bonus”) if and to the extent that the applicable performance goals are met and the 2019 Bonus is deemed earned in accordance with the terms of the Company’s Annual Incentive Plan (as amended and restated) (the “Annual Incentive Plan”) and as determined by the Committee. He also will remain eligible to receive an annual bonus for 2018 under the Annual Incentive Plan if and to the extent earned, as determined by the Committee. Mr. Thomas is also eligible to earn a completion bonus (the “Completion Bonus”) of $200,000 following the completion of an orderly transition of duties and responsibilities to a new Chief Financial Officer. No Completion Bonus will be paid if Mr. Thomas voluntarily terminates his employment prior to the Completion Date or if the Company terminates his employment for cause. If the Company terminates Mr. Thomas’ employment without cause prior to the Completion Date, the Completion Bonus will be considered earned as of his Termination Date. Mr. Thomas’ outstanding long-term incentive awards granted under the Company’s 2011 Stock Incentive Plan and the 2015 Plan will continue to be governed by the terms of the applicable stock plan and related award agreement(s). Mr. Thomas is also eligible to receive certain severance benefits provided under the Employment Agreement to the extent his employment is terminated by the Company without cause, by him for good reason, or due to disability prior to March 31, 2019. Mr. Thomas will not be entitled to severance benefits under the Employment Agreement upon a termination for any other reason or for any termination occurring after March 31, 2019.

As a condition to receipt of the Completion Bonus and the 2019 Bonus, Mr. Thomas has agreed to execute a general waiver and release of claims in favor of the Company and its affiliates. Mr. Thomas also remains subject to the restrictive covenants described in his Employment Agreement, including covenants concerning confidentiality, non-disparagement, and, for one year following his termination of employment, non-competition and non-solicitation of customers and employees.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

On February 12, 2019, the Company issued a press release announcing the pending retirement of Mr. Thomas. A copy of the Company’s press release is attached as Exhibit 99.3 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated as of February 12, 2019, between Donald E. Thomas and Regional Management Corp.

99.1	Press Release issued by Regional Management Corp. on February 12, 2019, announcing financial results for Regional Management Corp. for the three and twelve months ended December 31, 2018.

99.2	Presentation of Regional Management Corp., dated February 12, 2019.

99.3	Press Release issued by Regional Management Corp. on February 12, 2019, announcing the pending retirement of Regional Management Corp.’s Chief Financial Officer Donald E. Thomas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: February 12, 2019	By:	/s/ Peter R. Knitzer
Peter R. Knitzer
President and Chief Executive Officer